EXHIBIT 10.1


                  COMMON STOCK AND DEBENTURE PURCHASE AGREEMENT

         This Common Stock and Debenture Purchase Agreement is made and entered into as of the 30th day of July, 1998, between Venturian Corp., a Minnesota corporation and Quarterdeck Public Equities, LLC, a Delaware limited liability company (the "Investor"). Except where the context otherwise requires, all references herein to the "Company" shall be collectively to Venturian Corp. and its consolidated subsidiaries, Napco International and International Precision Machining, and their respective subsidiaries.

         For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the Company and the Investor, the Company and the Investor agree as follows:

         1. Sale and Purchase of Securities. Subject to the terms and conditions hereof, the Company agrees to sell to the Investor at the Closing (as defined herein) and the Investor agrees to purchase from the Company at the Closing, 63,005 shares of the Company's common stock, $1.00 par value per share (the "Common Stock"), and an 11% Subordinated Convertible Debenture in the form attached hereto as Exhibit A (the "Debenture") in the principal amount of $504,040. The Common Stock and the Debenture are sometimes collectively referred to herein as the "Securities."

         2. Closing. The closing of the purchase and sale of the Securities hereunder shall take place at the offices of Leonard, Street and Deinard Professional Association, Minneapolis, Minnesota, at 10:00 a.m., Minnesota time, on July 30, 1998 or at such other place or different time or day as may be mutually acceptable to the Investor and the Company (the "Closing"). At the Closing, the Company shall deliver to Investor the Debenture dated the date of such Closing, and shall deliver to Investor a certificate representing the 63,005 shares of Common Stock and Investor shall cause to be delivered to the Company a wire transfer of immediately available U.S. dollars in the amount of $945,075, consisting of $441,035 in payment of the purchase price for such shares of Common Stock and $504,040 in payment of the purchase price for the Debenture.

         3. Representations and Warranties by the Company. To induce the Investor to enter into this Agreement and to purchase the Securities, the Company hereby represents and warrants to the Investor as follows. (All representations and warranties set forth below are subject to the information contained in Schedule A attached hereto, whether or not such representation and warranty expressly references such material):

            (a) Disclosure. The Company has provided the Investor with all the information it has requested in deciding whether to purchase the Securities and all information the Company believes is necessary or appropriate relating to an investment in the Company. This Agreement and the other written information delivered in connection with the transactions contemplated herein (collectively, the "Disclosed Information"), including without limitation the Company's Annual Report on Form 10-K for the year ended December 31, 1997, Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, Proxy Statement for its Annual Meeting of Shareholders on May 5, 1998 and 1997 Annual Report to Shareholders (the "SEC

Filings"), fairly presents all material information regarding the Company as of the date hereof and, as of the date of the Closing, the Disclosed Information will (i) fairly present all material information regarding the Company, and (ii) not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. There is no fact known to the Company that has not been disclosed to the Investor in writing that is known by the Company to be likely to (a) have a Material Adverse Effect on the Company (as defined herein) or (b) materially adversely affect the ability of the Company to perform its obligations under this Agreement or the Debenture. The SEC Filings comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and all applicable rules and regulations of the Securities and Exchange Commission (the "Commission").

            (b) Organization, Good Standing, Etc. The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Minnesota, with power and authority to own its properties and conduct its business as now conducted and proposed to be conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in all states or jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification and the failure to be so qualified would have a material adverse effect on the Company's business.

            (c) Financial Statements. The financial statements (including all related schedules and notes) included in the Disclosed Information fairly present the financial condition and results of operations of the Company as of the dates and for the periods indicated; such statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated; and the report of the public accountant included in the Disclosed Information is issued by an independent public accountant within the meaning of the Exchange Act, and the rules and regulations thereunder. The projected financial information presented to the Investor by the Company was prepared by the Company in good faith and the Company has no reason to believe that the assumptions underlying such projected financial information are not reasonable or not likely to be true and correct.

            (d) Authorization and Enforceability. The Company has full legal and corporate power, right and authority to enter into this Agreement and to issue the Securities and to carry out and perform its obligations under this Agreement, the Debenture and the other documents entered into pursuant to or in connection with this Agreement. This Agreement, the Securities and such other documents have been duly authorized, executed and delivered on behalf of the Company and are the valid and binding obligations of the Company, enforceable in accordance with their respective terms and subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally, to the exercise of judicial discretion as to the availability of equitable remedies such as specific performance and injunction and subject, as to enforcement of the indemnification provisions, to limitations under applicable securities laws.

            (e) Defaults. The execution of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any of the terms




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

or conditions of, or constitute a default or violation under, (i) the Articles of Incorporation, as amended, or Bylaws, as amended, of the Company, (ii) any indenture, agreement or other instrument to which the Company is now a party, or
(iii) any material law or any material order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body or administrative agency having jurisdiction over the Company or its property, except such breaches, defaults or violations which would not have a material adverse effect on the business, earnings, properties, condition (financial or otherwise) or prospects of the Company (a "Material Adverse Effect") or a material adverse effect on the Company's ability to perform its obligations under this Agreement, the Debenture or any of the other documents entered into pursuant to or in connection with this Agreement.

            (f) Consents. No consent, authorization, approval or order of any governmental or regulatory authority or any third party of any kind is required for the offer, issuance, sale or delivery of the Securities, other than the qualification, if required, under applicable state securities laws, which qualification will be obtained prior to the Closing.

            (g) Valid Issuance of Common Stock. The Common Stock, when authorized, issued, sold and delivered in accordance with the terms hereof will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than under this Agreement, and, based in part upon the representations of the Investor in this Agreement, will be issued in compliance with federal and state securities laws.

            (h) Valid Issuance of Conversion Shares. The shares of the Company's common stock issuable upon conversion of the Debentures (the "Conversion Shares") have been reserved for issuance and, when issued and delivered in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and non-assessable.

            (i) Capital Stock. The authorized capital stock of the Company consists of 30,000,000 shares of common stock, of which 1,134,076 shares are issued and outstanding. Except for an aggregate of 231,650 shares of the Company's common stock which are subject to outstanding options to employees under the Company's various stock option plans and 191,350 additional shares reserved for issuance under such plans, there are no outstanding rights to acquire from the Company any shares of its capital stock, options, convertible securities, voting agreements, voting trusts, calls, pledges, transfer restrictions (other than those imposed by federal and state securities laws), liens, rights of first offer, rights of first refusal, anti-dilution provisions or commitments of any kind relating to any issued or unissued shares of capital stock of the Company. All outstanding shares of the Company's capital stock have been duly authorized, validly issued, fully paid and nonassessable.

            (j) Fees and Commissions. Other than pursuant to agreements with Quarterdeck Investment Partners, Inc., the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

            (k) Absence of Certain Changes. Except as set forth on Schedule A, since March 31, 1998, the Company has not:

            (i) incurred any liabilities or obligations, whether absolute or contingent, liquidated or unliquidated or due or to become due (collectively, "Liabilities") other than current Liabilities incurred, or obligations under contracts entered into, in the ordinary course of business, consistent with past practice (the "Ordinary Course of Business");

            (ii) paid, discharged or satisfied any claim, Lien (as hereinafter defined) or Liability, other than any claim, Lien or Liability (A) reflected or reserved against on the balance sheet dated March 31, 1998 of the Company included in its Quarterly Report on Form 10-Q for the quarter then ended presented to the Investor (the "Current Balance Sheet") and paid, discharged or satisfied in the Ordinary Course of Business since the date of the Current Balance Sheet or (B) incurred and paid, discharged or satisfied since the date of the Current Balance Sheet, in each case in the Ordinary Course of Business;

            (iii) sold, leased, assigned or otherwise transferred any of its assets, tangible or intangible (other than sales of inventory in the Ordinary Course of Business and for a fair consideration and use of supplies in the Ordinary Course of Business);

            (iv) permitted any of its assets, tangible or intangible, to become subject to any material Lien;

            (v) terminated or amended, suffered the termination or amendment of, failed to perform in all material respects all of its obligations or suffered or permitted any material default to exist under, any material agreement, license or permit;

            (vi) suffered any damage, destruction or loss of tangible property (whether or not covered by insurance) which in the aggregate exceeds $100,000;

            (vii) paid any amount to or entered into any agreement, arrangement or transaction with any shareholder, director, officer or employee of the Company or any person or entity related to or affiliated with any such person (an "Affiliate") outside the Ordinary Course of Business;

            (viii) granted any increase outside the Ordinary Course of Business in the compensation of any officer or employee or made any other change in employment terms of any officer or employee;

            (ix) made any change in any method of accounting or accounting practice; or

            (x) agreed, in writing or otherwise, to any of the foregoing.

         (l) Litigation. Set forth on Schedule A is a list and description of all claims, suits, proceedings or investigations pending or to the knowledge of the Company threatened against or affecting the Company, any officer or director thereof or the Company's business. Except as set forth on Schedule A, no such claim, suit, proceeding or investigation, could have a

Material Adverse Effect or a material adverse effect on the ability of any officer or director to participate in the affairs of the Company.

         (m) No Undisclosed Liabilities. Except as set forth on Schedule A, the Company has no material Liabilities except (i) as reflected or reserved against on the Current Balance Sheet (ii) liabilities and obligations incurred in the Ordinary Course of Business since the date thereof and (iii) Liabilities disclosed in the Company's reports filed with the Commission under the Exchange Act.

         (n) Assets and Property. The Company owns or leases all of its properties and assets, real and personal, used or reasonably necessary in connection with the conduct of its business. Except as disclosed in the Current Balance Sheet (including the notes thereto) and the balance sheet as of December 31, 1997 included in the Company's 1997 Annual Report to Shareholders (including the notes thereto), each such property or asset is free from any material liens, mortgages, pledges, security interests, restrictions, charges or encumbrances ("Liens"), except liens for current taxes and assessments not yet due, and has been maintained in accordance with normal industry practice and any regulatory standard or procedure to which it is subject.

         (o) Contracts and Other Instruments. Each material contract, lease or agreement to which the Company is a party is a valid, binding and enforceable agreement of the Company and, to the best knowledge of the Company, the other parties thereto. Except for defaults in the timing of shipments (which the Company does not expect to have a Material Adverse Effect), the Company is not presently in material default under any material contract, lease or agreement, nor to the best knowledge of the Company, are any of the other parties thereto, and no event has occurred which, with the giving of notice or the lapse of time, or both, would constitute a material default by the Company under any material contract, lease or agreement. Other than claims or disputes arising in the Ordinary Course of Business (none of which, individually or in the aggregate, the Company expects to have a Material Adverse Effect), there are no outstanding or threatened claims or disputes under any material contract, lease or agreement presently or heretofore in effect (including, without limitation, claims for back charges, rebates, price reductions or settlements or for breaches of product or service warranties or for product or service liability for products manufactured or sold).

         (p) Intellectual Property. Except as set forth on Schedule A, (i) the Company owns or has a valid license to use all Intellectual Property (as hereinafter defined) necessary for the operation of its business as currently conducted or proposed to be conducted, free and clear of any Liens or adverse claims; (ii) no claim by any third party contesting the validity, enforceability, ownership or use of any of the material Intellectual Property or material Nonregistered Intellectual Property (as hereinafter defined) owned or used by the Company has been made and is currently outstanding or has been overtly threatened; (iii) no loss or expiration of any individual Intellectual Property right or related group of Intellectual Property rights owned or used by the Company is threatened, pending or reasonably foreseeable; (iv) the Company has not received any notice of any infringement or misappropriation by or conflict with, any third party with respect to the Intellectual Property or Nonregistered Intellectual

Property owned or used by the Company and (v) the Company does not otherwise have any knowledge of any such infringement, misappropriation or conflict. As used in this Agreement, "Intellectual Property" means all patents, patent applications, patent disclosures and inventions, trademarks, service marks, trade dress, trade names, copyrights, and all registrations, applications and renewals for any of the foregoing that are material to the operation of the Company's business; and "Nonregistered Intellectual Property" means all product designs and formulations, trade secrets, confidential information, ideas, know-how, production processes and techniques, drawings, specifications, plans, technical and computer data, documentation and software, financial, business and marketing plans, customer and supplier lists and related information that are material to the operation of the Company's business.

         (q) Employees. Since March 31, 1998, no key employees and no group of employees has terminated, or, to the knowledge of the Company plans to terminate, employment with the Company. Except as set forth on Schedule A and as disclosed in the Disclosed Information, the Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strike, grievance, claim of unfair labor practice or other collective bargaining dispute. To the knowledge of the Company, there is no organizational effort being made or threatened by or on behalf of any labor union with respect to its employees.

         (r) Guaranties. Except as set forth on Schedule A or as disclosed in the Disclosed Information, the Company is not a guarantor and is not otherwise liable for any Liability (including indebtedness) of any other person or entity. Except as set forth on Schedule A, the Company has no obligation to purchase any equity securities or debt of Atio Corporation USA, Inc. ("Atio"), or to guaranty any indebtedness of Atio.

         (s) Transactions With Affiliates. Except as set forth on Schedule A or as disclosed in the Disclosed Information, the Company has not entered into any agreement, arrangement or transaction with any Affiliate within the past twelve months, and none of the Affiliates owns any property or right, tangible or intangible, which is used in the Company's business.

         (t) Licenses, Compliance with Law, Other Agreements, Etc. The Company has all necessary franchises, permits, licenses and other rights to allow it to conduct its business and is not in violation of any order or decree of any court, or of any law, order or regulation of any governmental authority, or of the provisions of any contract or agreement to which it is a party or by which it is bound. The Company's business has been conducted in compliance with all material federal, state and local laws, ordinances, rules and regulations except where such violations, defaults or noncompliance would not have a Material Adverse Effect.

         (u) Employee Benefits. Except as set forth on Schedule A or disclosed in the Disclosed Information, neither the Company nor any current ERISA Affiliate (as hereinafter defined) maintains, contributes to or has an obligation to establish, or has ever maintained, contributed to or had an obligation to establish, an employee pension benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"). Any employee welfare benefit plan maintained or contributed to by the Company or any current

ERISA Affiliate has complied with all applicable law under ERISA and the Internal Revenue Code (the "Code") and has not incurred any liability under
Section 4980(B) of the Code. In addition, neither the Company nor any ERISA Affiliate has any present or future obligation or liability under any multiemployer plan within the meaning of Section 3(37) of ERISA. As used herein, the term "ERISA Affiliate" means any company which, as of the relevant measuring date under ERISA is a member of a controlled group of corporations or trades or businesses as defined in Sections 414(b) and (c) of the Code of which the Company is a member.

         (v) Environment, Health and Safety.

             (i) The Company has obtained all permits, licenses and other authorizations which are required under federal, state and local laws relating to public health and safety, worker health and safety (including the Occupational Safety and Health Act, as amended) and pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental and Safety Laws").

             (ii) The Company is in material compliance with all terms and conditions of any and all required permits, licenses, and authorizations and, to its knowledge (having conducted, in connection with previous transactions, reasonable investigations with respect to the environmental condition of the Company's properties), with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental and Safety Laws or any notice or demand letter issued, entered, promulgated or approved thereunder, except where failure so to comply would not have a Material Adverse Effect.

             (iii) Without limiting the foregoing and except with respect to matters identified in the SEC Filings and other Disclosed Information, to the Company's knowledge (having conducted, in connection with previous transactions, reasonable investigations with respect to the environmental condition of the Company's properties), (A) the Company has not disposed of any chemical, toxic or hazardous waste in any manner which could form the basis for any present or future claim, demand or action seeking clean-up of any site, location, or body of water, surface or subsurface, and (B) there are no polychlorinated biphenyls, methylene chloride, trichlorethylene 1, 2-transdichloroethylene, dioxins, dibenzofurans, Extremely Hazardous Substances (as defined in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended) or asbestos on any properties owned, leased or used by the Company reasonably expected to give rise to liability to the Company (other than the Company's obligation to handle and dispose of that which is there in accordance with applicable law).

         (w) Taxes. The Company has prepared and filed all Tax Returns required to be filed by it, which Tax Returns are true, correct and complete. The Company has paid or made provision for the payment of all Taxes that are due or claimed to be due from it by any taxing authority. There are no liens for Taxes upon any assets, tangible or intangible, of the Company. The reserves for Taxes reflected on the Current Balance Sheet are sufficient for payment of all unpaid Taxes (whether or not currently disputed) incurred with respect to the periods ended on the date thereof and for all periods ended prior to such date. As used in this Agreement, "Tax Returns" means all returns (including information returns), declarations, reports, estimates and statements, regarding Taxes, required to be filed under any United States federal, state or local law or any foreign law. As used in this Agreement, "Taxes" means all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental agency.

         (x) Inventory. All raw material, work in process and finished inventory of the Company is usable and saleable in the Ordinary Course of Business for an aggregate amount at least equal to the amount reflected on the Current Balance Sheet.

         (y) Government Contracts.

             (i) Government Contracts Compliance. With respect to each Government Contract, Bid or Subcontract (as such terms are defined below) to which the Company is a party: (A) the Company has fully complied with all material terms and conditions of such Government Contract, Subcontract or Bid, including all clauses, provisions and requirements incorporated expressly, by reference or by operation of law therein; (B) the Company has fully complied with all material requirements of statute, rule, regulation, order or agreement pertaining thereto; (C) all representations and certifications executed, acknowledged or set forth in or pertaining thereto were current, accurate and complete as of their effective date, and the Company has fully complied with all such representations and certifications, including, without limitation, all representations and certifications required by or relating to the Truth-In-Negotiations Act, the Procurement Integrity Act, the Foreign Corrupt Practices Act, the Cost Accounting Standards, the regulations and rules relating to Foreign Military Sales and the regulations and rules relating to the submission of progress payment requests; (D) no governmental entity nor any prime contractor, subcontractor or other person has notified the Company, either orally or in writing, that the Company have breached or violated any statute, rule, regulation, certification, representation, clause, provision or requirement; (E) no termination for convenience, termination for default, cure notice or show cause notice has been issued which has had a Material Adverse Effect and (F) no material cost incurred by the Company is the subject of any pending audit, claim or disallowance.

             (ii) Investigations and Audits. Except as set forth in Schedule A:
(A) to the Company's knowledge, neither the Company, nor any of the Company's directors, officers, employees, agents or consultants is (or for the last five years has been) under administrative, civil or criminal investigation, indictment or information, audit or internal investigation with respect to any alleged irregularity, misstatement or omission arising under or relating to any

Government Contract, Subcontract or Bid; (B) the Company has not made a voluntary disclosure to the U.S. Government with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract, Subcontract or Bid that has led or could lead, either before or after the Closing Date, to any of the consequences set forth in (A) or
(B) above or any other damage, penalty assessment, recoupment of payment or disallowance of cost.

             (iii) Financing Arrangements and Claims. Except as set forth in Schedule A and except for claims and disputes arising in the ordinary course of business (none of which the Company expects to have a Material Adverse Effect),
(A) no claims have been made against the Company, either by the U.S. Government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract, Subcontract or Bid; (B) no facts are known by the Company upon which such a claim may be based in the future; (C) no disputes exist between the Company and the U.S. Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract, Subcontract or Bid; and (D) no facts are known by the Company over which such a dispute may arise in the future.

             (iv) No Suspension or Debarment. Neither the Company, nor any of the Company's directors, officers or employees is (or for the last five years has been) suspended or debarred from doing business with the U.S. Government or has been declared nonresponsible or ineligible for U.S. Government contracting. The Company knows of no circumstances that would warrant the institution of suspension or debarment proceedings or the finding of nonresponsibility or ineligibility on the part of the Company in the future.

             (v) Loss Contracts. There exists no Government Contract, Subcontract, Bid or contract as to which the estimated cost at completion (including material and labor costs, other direct costs, overheads, engineering costs and manufacturing costs, whether incurred or yet to be incurred exceeds by $100,000 the aggregate contract revenue recorded or to be recorded thereunder through completion (a "Loss Contract").

             (vi) Foreign Corrupt Practices. To the knowledge of senior management of the Venturian Corp. or Napco International Inc., neither the Company nor any director, officer, employee or agent of the Company, nor any other person acting on its behalf, had, directly or indirectly, within the past four years given or agreed to give any gift or similar benefit to any customer, supplier, governmental official or employee, representative of a political party, or other person who is or may be in a position to help or hinder the Company (or assist the Company in connection with any actual or proposed transaction) which (A) is in violation of applicable law, (B) for any of the purposes described in Section 162(c) of the Foreign Corrupt Practices Act, or
(C) for establishment or maintenance of any concealed fund or concealed bank account. The Company has in place, and has had in place for at least the last four years, a compliance program which the Company reasonably believes is reasonably sufficient to assure that none of the forgoing actions have occurred or will occur.



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


             (vii) Customer Furnished Assets. To the Company' knowledge, the Company is in compliance in all material respects with all of its obligations relating to the customer furnished items.

             (viii) Accounting and Procurement Systems. The Company' cost accounting and procurement systems with respect to Government Contracts are in compliance in all material respects with all applicable governmental regulations and rules.

             (iv) Defined Terms. As used herein, (A) "Government Contract" means any prime contract, teaming agreement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, change order, arrangement or other commitment of any kind between the Company and any entity of the United States Government; (B)"Subcontract" means any contract, teaming agreement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, change order, arrangement or other commitment of any kind between the Company and another company at any tier, wherein the ultimate beneficiary of performance is the United States Government; and (C) "Bid" means any quotation, offer, bid or proposal for the design, development, manufacture, sale, overhaul, repair, or maintenance of products or the provision of services made by the Company that, if accepted or awarded, would lead to a contract or subcontract, wherein the ultimate beneficiary of performance is the United States Government.

         4. Representations of the Investor. The Investor represents that:

            (a) Investment Intent. The Securities being acquired by the
Investor are being purchased for investment for the Investor's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof. The Investor understands that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws by reason of their contemplated issuance in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws, and that the reliance by the Company upon these exemptions is predicated in part upon this representation by the Investor. The Investor further understands that the Securities, and the shares of the Company's common stock issuable upon conversion thereof, may not be transferred or resold without (i) registration under the Securities Act and any applicable state securities laws, or (ii) an exemption from the requirements of the Securities Act and applicable state securities laws.

            (b) Location of Principal Office, Suitability, Etc. The state in which the Investor's principal office is located is the State of Delaware. The Investor acknowledges receipt of the Disclosed Information and further acknowledges that the Company has made available to the Investor, at a reasonable time prior to the execution of this Agreement, the opportunity to ask questions and receive answers concerning the business and affairs of the Company and the terms and conditions of the sale of Securities contemplated by this Agreement and to obtain any additional information (which the Company possesses or can acquire without unreasonable effort or expense) as may be necessary to verify the accuracy of information furnished to the Investor. Each member of the Investor has represented, among other things, that he or she, and the Investor hereby represents that it, (i) is able to bear the loss of the entire investment in the Securities without any material adverse effect on his, her or its business, operations or prospects, and (ii) has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of the investment to be made pursuant to this Agreement. The Investor has no reason to believe that any representations and warranties made by members of the Investor in connection with the purchase of the Securities are untrue and incorrect.

            (c) Acts and Proceedings. This Agreement has been duly authorized by all necessary action on the part of the Investor, has been duly executed and delivered by the Investor, and is a valid and binding agreement of the Investor.

            (d) Forward-Looking Information. The undersigned recognizes that any forward-looking statements, financial projections, assumptions or estimates included in or referred to in the Disclosure Package or otherwise delivered or communicated to the undersigned are not statements of fact and that, except as provided in Section 3(c), no representation or warranty has been made, by the Company or any officer, director, shareholder, employee or agent thereof, with respect to the accuracy of such forward-looking statements, financial projections, assumptions or estimates. The undersigned further recognizes that:

                (i) the operating results, predictions, estimates and projections contained in the Company's projections are based upon certain assumptions and events over which the Company has only partial or no control;

                (ii) variations in such assumptions, including sales, costs, selling expenses, general and administrative expenses, development expenses, regulatory matters, consumer acceptance and competitive developments could significantly affect the projections;

                (iii) to the extent that assumed events do not materialize, the outcome will vary substantially from that projected; and

                (iv) there are a number of other factors and risks which could cause actual results to be substantially less than projected, including the risks disclosed in the Disclosure Package and on Schedule A hereof.

         5. Conditions of Investor's Obligation. The obligation to purchase and pay for the Securities at the Closing is subject to the fulfillment prior to or on the date of Closing (the "Closing Date") of the conditions set forth in this
Section 5.

            (a) Representations and Warranties. The representations and warranties of the Company under this Agreement shall be true on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

            (b) Compliance with Agreement. The Company shall have performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of the Closing Date.

            (c) Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals required under applicable state securities laws for the lawful execution and delivery of this Agreement and the offer, sale, issuance and delivery of the Securities to the Investor at the Closing shall have been obtained.

            (d) Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be reasonably satisfactory in form and substance to the Investor.

            (e) Agreement of Gary Rappaport. Gary B. Rappaport shall have entered into a voting agreement or other voting arrangement, satisfactory in form and substance to the Investor, to the effect that he will vote his shares to cause Jon B. Kutler to be nominated, elected and to remain a director of the Company for so long as the Investor continues to hold at least 75% of the Common Stock purchased hereunder, the Debentures and the Conversion Shares; provided, however, that Gary B. Rappaport shall not be required to support such election during any period in which the Investor or Mr. Kutler are adverse to Mr. Rappaport in any proxy contest, tender offer or other attempt to gain control of the Company.

            (f) Opinion. The Company's counsel, Leonard, Street and Deinard, Professional Association, shall have delivered an opinion addressed to the Investor in the form of Exhibit A.

         6. Conditions to Company's Obligation. The obligation to issue the Securities at the Closing is subject to the fulfillment prior to or on the Closing Date of the conditions set forth in this Section 6.

            (a) Representations and Warranties.

                (i) The representations and warranties of the Investor under this Agreement shall be true on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

                (ii) The members of the Investor shall have made such representations and warranties as the Company may reasonably request.

            (b) Compliance With Agreement. The Investor shall have performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by them prior to or as of the Closing Date.

            (c) Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals required under applicable state securities laws for the lawful execution and delivery of this Agreement and the offer, sale, issuance and delivery of the Securities to the Investor at the Closing shall have been obtained.

            (d) Amendment of Agreement. That certain Agreement dated June 6, 1998 between Quarterdeck Investment Partners, Inc. ("QIP") and the Company shall have been amended to provide for a reduction in the fee payable thereunder from 3% (as presently stated in such agreement) to 1.5% of the amount to be invested pursuant to this Agreement (in addition to reimbursement of out-of-pocket expenses) and such amounts shall be paid at the Closing without credit for the retainer paid under such agreement.

         7. Affirmative Covenants.

            (a) The Company covenants and agrees as follows:

                (i) Corporate Existence. The Company will maintain its corporate existence in good standing and comply with all applicable laws and regulations of the United States or of any state or political subdivision thereof and of any government authority where failure to so comply would have a material adverse impact on the Company or its business or operations.

                (ii) Books of Accounts. The Company will keep books of record and account in which full, true and correct entries are made of all of its respective dealings, business and affairs, in accordance with generally accepted accounting principles. The Company will employ certified public accountants who are "independent" within the meaning of the accounting regulations of the Securities and Exchange Commission.

                (iii) Board Representation. Upon the written request of the Investor, the Company will nominate Jon B. Kutler for election to the Board of Directors of the Company at the next annual meeting of shareholders of the Company.

                (iv) Additional Information. So long as the Investor holds at least 25% of the aggregate of the Common Stock purchased hereunder, any Conversion Shares issued in conversion of all or a portion of the Debenture, and the Debenture (measuring the Debenture on the basis of the number of Conversion Shares into which the outstanding balance thereof is convertible), the Company shall (i) furnish to the Investor such information concerning the Company as the Investor may from time to time reasonably request (other than information protected by the attorney-client privilege), (ii) permit the Investor (or its designated representatives) to visit the properties of the Company at reasonable times, to interview key employees of the Company at their places of employment at reasonable times and to examine the books of account of the Company and to make copies therefrom, and (iii) furnish the Investor, as soon as practical, with a complete and correct copy of the minutes of proceedings of the shareholders and Board of Directors of the Company, any reports and registration statements filed with the Commission, and any materials forwarded to the holders of Common Stock as a class; provided, however, that the Investor shall agree to hold in confidence and trust all information so provided.

                (v) Cooperation. The Company shall cooperate in supplying such information as may be reasonably requested by the Investor to complete and file any information reporting forms presently or subsequently required by the Commission as a condition to the availability of an exemption, presently existing or subsequently adopted, from the Securities Act for the sale of the shares of Common Stock and the Conversion Shares.

                (vi) Use of Proceeds. The proceeds from the sale of the Securities hereunder shall be used for working capital purposes and application to potential mergers and acquisitions by the Company.

                (vii) Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance of the Conversion Shares upon the conversion of the Debenture. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Company upon issuance).

                (viii) Current Public Information. The Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations thereunder to the extent required to enable the Investor to sell such shares pursuant to Rule 144 under the Securities Act or any successor provision. Upon request, the Company shall deliver to the Investor a written statement as to whether it has complied with such requirements.

                (ix) Expenses. The Company shall reimburse the Investor for all of its reasonable out-of-pocket expenses associated with processing and closing the transactions contemplated hereby, including but not limited to travel expenses, legal fees and filing fees and costs.

                (x) Conflict Waiver. The Company acknowledges that the Investor is an affiliate of QIP and waives and releases any claim which it may have against the Investor, QIP or any of their affiliates arising out of any potential conflict of interest related to the transactions contemplated hereby.

            (b) Investor covenants and agrees that, other than as contemplated herein, for a period of two years from the date hereof, neither the Investor nor any of its members or affiliates will purchase any capital stock or other securities or rights to purchase capital stock or other securities of the Company without the Company's prior written consent; provided, however, that the Investor may purchase shares of the Company's common stock in the open market with a purchase price not in excess of $54,925 in the aggregate; and provided, further, that the Investor may purchase in the open market shares of capital stock or other securities or rights to the extent necessary to maintain its percentage interest in the Company. For purposes of this paragraph, the members of the Investor shall include Jon Kutler's family, any trust of which Mr. Kutler or any member of his family serves as trustee or of which Mr. Kutler or any member of his family is a beneficiary and any entity 50% or more of which is held or controlled by Mr. Kutler and/or his family.

         8. Restriction on Transfer of Preferred Stock, Warrant and Shares.

            (a) Legend. Each Debenture and each certificate representing shares of the Company's Common Stock and Conversion Shares shall be endorsed with a legend in substantially the form which follows:

         "The securities represented by this certificate may not be transferred without (i) the opinion of counsel satisfactory to this corporation that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended, and all applicable state securities laws, or (ii) such registration."

            (b) Removal of Legend. Any legend endorsed on a certificate evidencing a security pursuant to Section 7(a) hereof shall be removed, and the Company shall issue a certificate without such legend to the holder of such security, if such security is being disposed of pursuant to a registration under the Securities Act or pursuant to Rule 144 or any similar rule then in effect or if such holder provides the Company with an opinion of counsel satisfactory to the Company to the effect that a transfer of such security may be made without registration. In addition, if the holder of such security delivers to the Company an opinion of such counsel to the effect that no subsequent transfer of such security will require registration under the Securities Act, the Company will promptly upon such contemplated transfer deliver new certificates evidencing such security that do not bear the legend set forth in Section 7(a).

         9. Miscellaneous.

            (a) Changes, Waivers, Etc. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing, signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

            (b) Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first-class postage prepaid, registered or certified mail or shall be sent by facsimile transmission followed by mailed copy:

                if to the Investor to Quarterdeck Public Equities, LLC, 10100 Santa Monica Boulevard, Suite 1425, Los Angeles, CA 90067, Attention: Jon B. Kutler, facsimile number (310) 788-5572; or at such other address or facsimile number as the Investor may specify in writing to the Company; or

                if to the Company at Venturian Corp., 11111 Excelsior Boulevard, Hopkins, MN 55343, Attention: Chief Financial Officer, facsimile number (612) 931-2575; or at such other address or facsimile number as the Company may specify by written notice to the Investor;

                and such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given if delivered personally, if sent by mail, when received, or, if sent by facsimile, upon the sender's receipt of confirmation from its facsimile machine of transmission.

            (c) Survival of Representations and Warranties. All representations and warranties and agreements contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by the Investor or on its behalf, and the sale and purchase of the Securities and payment therefor.

            (d) Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

            (e) Choice of Law. The laws of the state of Delaware shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereunder. Nothing herein shall affect the right of any Investor to serve process in any manner permitted by law.

            (f) Counterparts. This Agreement may be executed at different times and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (g) Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by the holder or holders from time to time of any of the Securities. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

            (h) Entire Agreement. This Agreement, including and incorporating all Exhibits and Schedules hereto, constitutes and contains the entire agreement and understanding of the parties regarding the subject matter of this Agreement and supersedes any and all prior negotiations, correspondence, understandings and agreements, written or oral, among the parties with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date indicated above.

                                 VENTURIAN CORP.


                                 By:      ____________________________________
                                 Its:     ____________________________________


                                 QUARTERDECK PUBLIC EQUITIES, LLC

                                 By:   Quarterdeck Equity Partners, Inc.


                                       By:      _____________________________
                                                Jon B. Kutler,
                                                Chief Executive Officer

                                       Tax Identification Number: _____________


With respect to the condition contained in Section 6(d), the undersigned hereby agrees to enter into an amendment to that certain agreement, dated June 6, 1998, as provided in Section 6(d) hereof.
                                 QUARTERDECK INVESTMENT PARTNERS, INC.



                                 By:_________________________________
                                 Its:_________________________________